                                CONTRACT SCHEDULE

CONTRACT NUMBER:                        [Z0000000]

CONTRACT DATE:                          [January 1, 2005]

CONTRACT TYPE:                          [Qualified][Non-Qualified]

ANNUITY DATE:                           [June 1, 2025]

OWNER(S):                               [John Doe]
                                        [Mary Doe]

ANNUITANT(S) / DATE OF BIRTH(S) / SEX   [John Doe] [xx/xx/xxxx] [M]
                                        [Mary Doe] [xx/xx/xxxx] [F]

PURCHASE PAYMENT:                       [$25,000]
(or The Portion of Purchase Payment
 Received on The Contract Date)

MINIMUM PURCHASE PAYMENT:               [$50,000] [We reserve the right to
                                        reject any purchase payment.]

MAXIMUM TOTAL PURCHASE PAYMENTS:        [$1,000,000] without our prior approval

[MINIMUM AMOUNT TO BE TRANSFERRED:      [$250]]

[MAXIMUM NUMBER OF EXCHANGE DAYS:       [12]]

[EXCHANGE FEE:                          [$25]]

MINIMUM SYSTEMATIC PARTIAL WITHDRAWAL:  [$50]

ANNUAL MORTALITY AND EXPENSE
   CHARGE:                              [One Annuitant:  1.90%
                                        Two Annuitants: 2.05%]


MGGI-CS (10/09)                         4

SURRENDER CHARGE:                       [Number of
                                        Complete Years      Surrender
                                        From Contract Date   Charge
                                        ------------------  ---------
                                        0                      2%
                                        1                      2%
                                        2                      2%
                                        3                      2%
                                        4                      2%
                                        5 and thereafter       0%]

VARIABLE ACCOUNT:                       [MetLife Investors USA Separate
                                        Account A]

ANNUITY REQUIREMENTS:                   [1. The Annuity Date is the first
                                        day of the calendar month on or
                                        after the Contract Anniversary
                                        that falls on or after the oldest
                                        Owner's (Annuitant's if Contract
                                        is owned by a grantor trust) 95th
                                        birthday.

                                        2. The Fixed Annuity tables are
                                        based on the Annuity 2000
                                        Mortality Table with 7-year age
                                        setback at an interest rate of
                                        [1%].]

ANNUITY SERVICE CENTER:

                             Annuity Service Center
                   [P.O. Box 770001, Cincinnati, OH 45277-0050
         For customer assistance or inquiries, please call 800-634-9361]

MINIMUM LIFETIME INCOME AGE:            [59 1/2]


MGGI-CS (10/09)                         5

WITHDRAWAL PERCENTAGE:                  [4% if the youngest Annuitant's
                                        attained age is 59 1/2 through 64,
                                        5% if the youngest Annuitant's
                                        attained age is 65 through 75, and
                                        6% if the youngest Annuitant's
                                        attained age is 76 or older.]

AUTOMATIC STEP-UP DATE:                 [Each Contract Anniversary]

MAXIMUM AUTOMATIC STEP-UP AGE:          [85]

MINIMUM INITIAL INCOME PAYMENT:         [$20]

                               INVESTMENT OPTIONS

[Fidelity VIP FundsManager(R) 50%
Fidelity VIP Money Market]

Endorsements Attached to the Contract
[Individual Retirement Annuity Endorsement]


MGGI-CS (10/09)                         6